EXHIBIT 16


November 24, 2003


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the comments made regarding us in Item 4 of Form 8-K of Greene County Bancshares, Inc. dated November 18, 2003, and filed November 24, 2003, and are in agreement with those statements.



/s/    Crowe Chizek and Company LLC
-----------------------------------
       Crowe Chizek and Company LLC
       Oak Brook, Illinois


cc:
Mr. Jerald Jaynes,
Audit Committee Chairman
Greene County Bancshares, Inc.